Exhibit 2.2

Execution Copy

CONTRIBUTION AND EXCHANGE AGREEMENT

This Contribution and Exchange Agreement (the “Agreement”) is made as of this 1st day of February, 2006 by and among OLF Acquisition Corp., a Delaware corporation (“HoldCo”), and the holders of shares of the Common Stock, par value $.01 per share (the “Company Common Stock”), of Open Link Financial, Inc. (the “Company”) listed on the signature pages hereto (the “Rollover Stockholders”).

W I T N E S S E T H

WHEREAS, HoldCo and Coleman Fung have entered into that certain Major Stockholder Contribution and Exchange Agreement, dated as of the date hereof (the “Major Stockholder Agreement”) with the Investors (as defined therein);

WHEREAS, to facilitate the transactions contemplated by the Major Stockholder Agreement and this Agreement, the Investors have purchased shares of HoldCo’s Series A Convertible Preferred Stock, $.001 par value per share (the “Convertible Preferred Stock”), for an aggregate purchase price of $45,000,000 pursuant to a subscription agreement entered into by and among HoldCo and the Investors (the “Subscription Agreement”);

WHEREAS, the Company has delivered to each Rollover Stockholder the Disclosure Memorandum dated January 30, 2006 (as the same may be amended, the “Disclosure Memorandum”);

WHEREAS, in furtherance of the transactions contemplated by the Major Stockholder Agreement, each of the Rollover Stockholders desires to contribute all of his, her or its shares of Company Common Stock (the “Rollover Shares”) to HoldCo in exchange for the Rollover Consideration (as defined below); and

WHEREAS, following the transactions contemplated by this Agreement and the Major Stockholder Agreement, HoldCo will own at least 90% of the outstanding capital stock of the Company and will merge with and into the Company (the “Merger”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

Section 1. The Contribution

1.1           Contribution of Rollover Shares. Subject to and in reliance upon the terms and conditions of this Agreement, each Rollover Stockholder hereby contributes to, and HoldCo hereby acquires from, each Rollover Stockholder, the Rollover Shares set forth under the heading “Rollover Shares” on the Exhibit A hereto with such Rollover Stockholder’s name (the “Contribution”).

1..2          Rollover Consideration. In exchange for the Rollover Shares contributed in the Contribution, HoldCo hereby agrees to pay to each Rollover Stockholder the amount of cash set forth under the heading “Rollover Consideration” on the Exhibit A hereto with such Rollover Stockholder’s name under the heading “Cash Amount” (the “Rollover Consideration”). The amounts paid to each Rollover Stockholder shall be reduced by any withholding required by law.

Section 2. Representations and Warranties of the Rollover Stockholders

In order to induce HoldCo to enter into this Agreement and consummate the transactions contemplated hereby, each Rollover Stockholder, except as expressly stated herein, makes to HoldCo the representations and warranties contained in this Section 2.

2.1           Ownership of Rollover Shares. Immediately prior to the Contribution, such Rollover Stockholder owns of record and beneficially the number of Rollover Shares set forth under the heading “Rollover Shares” on the Exhibit A with such Rollover Stockholder’s name free and clear of any and all liens, claims, options, charges, pledges, security interests, deeds of trust, voting agreements, voting trusts, encumbrances, and rights or restrictions of any nature (“Claims”), except as set forth in the Pledge Agreement by and between such Rollover Stockholder and HoldCo, including Claims of spouses, former spouses or other family members, or other stockholders (or former stockholders) of the Company and, except for any options to purchase the number of shares of Company Common Stock set forth under the heading “Stock Options” on the Exhibit A hereto with such Rollover Stockholder’s name (the “Stock Options”) such Rollover Stockholder does not own nor have any interest in any capital stock of the Company or its Subsidiaries other than those being transferred pursuant to the Contribution.

2.2           Enforceability. Such Rollover Stockholder if an individual has the capacity to enter into this Agreement. Such Rollover Stockholder if a trust or other entity, has all right, power, authority and capacity under its organizational documents to execute and deliver this Agreement and to perform its obligations under this Agreement. This Agreement has been duly executed and delivered by such Rollover Stockholder and constitutes the legal, valid, and binding obligation of such Rollover Stockholder, enforceable against each Rollover Stockholder in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and to general principles of equity (whether the same are enforced at law or in equity).

2.3           No Conflicts. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in a breach of, or constitute a default under, or give rise to any right or cause of action under, any contractual obligations of such Rollover Stockholder or under applicable law, or, in the case of a Rollover Stockholder that is a trust or other entity, the organizational documents of such Rollover Stockholder. No approval, consent, authorization or other order of, and no declaration, filing, registration, qualification or recording with, any governmental authority or any third party, including, without limitation, any party to any contractual obligation of such Rollover Stockholder, is required to be made by or on behalf of such Rollover Stockholder in connection with the execution, delivery or performance by such Rollover Stockholder of this Agreement and the consummation by it or him of the transactions contemplated hereby.

2.4           Investment Representations. Each Rollover Stockholder holding Stock Options severally represents and warrants to HoldCo that:

(a)             he, she or it is an “accredited investor” within the meaning of Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”);

(b)             he, she or it has had an opportunity to discuss HoldCo’s and the Company’s business, management and financial affairs with HoldCo’s and the Company’s management;

(c)             the shares of Company Common Stock being acquired by him, her or it pursuant to the exercise of options as described below in Section 4 (the “Company Common Shares”) are being acquired for his, her or its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof in violation of the Securities Act;

(d)             the Company Common Shares being acquired by him, her or it are being acquired for her, his or its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof in violation of the Securities Act;

(e)             he, she or it understands that (i) the Company Common Shares have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or Rule 505 or 506 promulgated under the Securities Act, (ii) the Company Common Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, (iii) the Company Common Shares will bear a legend to such effect and (iv) the Company will make a notation on its transfer books to such effect; and

(f)              if he, she or it sells any Company Common Shares pursuant to Rule 144A promulgated under the Securities Act, he she or it will take all necessary steps in order to perfect the exemption from registration provided thereby, including (i) obtaining on behalf of the Company information to enable the Company to establish a reasonable belief that the purchaser is a qualified institutional buyer and (ii) advising such purchaser that Rule 144A is being relied upon with respect to such resale.

Section 3.               Representations and Warranties of HoldCo

3.1           Organization and Corporate Power. HoldCo is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. HoldCo has all required corporate power and authority to carry on its business as presently conducted, to enter into and perform this Agreement and to carry out the transactions contemplated hereby.

3.2           Enforceability. This Agreement has been duly executed and delivered by HoldCo and constitutes the legal, valid, and binding obligation of HoldCo, enforceable against HoldCo in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and to general principles of equity (whether the same are enforced at law or in equity).

3.3           No Conflicts. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in a breach of, or constitute a default under, or give rise to any right or cause of action under, any contractual obligations of HoldCo, under HoldCo’s certificate of incorporation or bylaws, or under applicable law. No approval, consent, authorization or other order of, and no declaration, filing, registration, qualification or recording with, any governmental authority or any third party, including, without limitation, any party to any contractual obligation of HoldCo, is required to be made by or on behalf of HoldCo in connection with the execution, delivery or performance by HoldCo of this Agreement and the consummation of the transactions contemplated hereby.

3.4           Capitalization. As of the date hereof, the authorized capital stock of HoldCo consists of (a) 27,000,000 shares of common stock, par value $0.001 per share (the “HoldCo Common Stock”) one of which is issued and outstanding, and (b) 16,248,136 shares of Convertible Preferred Stock, all of which are issued and outstanding.

3.5           Business; Assets and Obligations. HoldCo has no operations and has engaged in no business activities since the date of its incorporation. HoldCo has no assets except for the proceeds from the sale to the Investors of shares of its Convertible Preferred Stock and HoldCo Common Stock pursuant the Subscription Agreement, and has not incurred any liabilities or obligations of any kind other than expenses incurred in connection with the transactions contemplated by this Agreement, the Major Stockholder Agreement and the Subscription Agreement.

Section 4.               Option Exercises. Each Rollover Stockholder holding Stock Options agrees that, promptly following the effectiveness of the Merger, such Rollover Stockholder shall exercise all such Stock Options.

Section 5.               Release

5.1           Release. Effective as of the Closing Date (as defined in the Major Stockholder Agreement) and subject to each Rollover Stockholder’s receipt of the portion of the Rollover Consideration as set forth herein, each Rollover Stockholder hereby releases and forever discharges HoldCo, the Company and each of the Investors, and HoldCo’s, the Company’s and each of the Investors’ respective individual, joint or mutual, past, present and future representatives, affiliates, principals, officers, employees, insurers, subrogors, subrogees, licensees, predecessors, members, directors, managers, stockholders, limited partners, controlling persons, subsidiaries, successors and assigns (individually a “Releasee” and collectively, the “Releasees”) from any and all claims, demands, proceedings, causes of action, orders, obligations, contracts, agreements, debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, foreseeable and unforeseeable, liquidated and unliquidated, insured and uninsured, both at law and in equity, which such Rollover Stockholder now has, has ever had or may hereafter have against the respective Releasees arising contemporaneously with or prior to the Closing Date or on account of or arising out of any matter, cause or event occurring contemporaneously with or prior to the Closing Date related to their employment with the Company or their ownership of Company Common Stock or options of the Company (collectively, the “Causes of Action”); provided, however, that nothing contained herein shall (a) operate to release any obligation of HoldCo arising under this Agreement or any obligation of any of the parties to the other agreements entered into on the Closing Date, (b) operate to release any obligation of the Company for any unpaid salary accrued within the thirty-day period prior to this agreement or for any accrued benefits, vacation time or right to reimbursement of expenses, (c) operate to release any obligation for matters which any Rollover Stockholder is entitled to indemnification under the Company’s certificate of incorporation or bylaws as in effect on or prior to the date hereof or as may be in effect after the Effective Time (as defined in the Major Stockholder Agreement), or (d) release any rights any Rollover Stockholder may have under any Stock Option. Each Rollover Stockholder acknowledges that he, she or it has been informed that HoldCo, the Company and/or each of the Investors and their respective subsidiaries, affiliates and successors may from time to time enter into agreements for additional types of financing, including, without limitation, recapitalizations, mergers and initial public offerings of capital stock of the Company and/or its subsidiaries, affiliates and successors, and also may pursue acquisitions or enter into agreements for the sale of the Company and/or its subsidiaries, affiliates or successors or all or a portion of the Company’s and/or its subsidiaries’, affiliates’ or successor’s assets, which may result in or reflect an increase or decrease in the value of the Rollover Shares and such Rollover Stockholder accepts the risk of such increase or decrease in the value of the Rollover Shares.

5.2           No Assignment of Claims. Each Rollover Stockholder hereby represents to the Company, HoldCo, and each of the Investors that such Rollover Stockholder (a) has not assigned any Causes of Action or possible Causes of Action against any Releasee, (b) fully intends to release all Causes of Action against the Releasees including, without limitation, unknown and contingent Causes of Action (other than those specifically reserved above), and (c) has consulted with counsel with respect to this Section 5 and has been fully apprised of the consequences hereof.

5.3           Covenant Not to Sue. Each Rollover Stockholder covenants and agrees not to institute any litigation, lawsuit, claim or action against any of the Releasees with respect to the released Causes of Action.

5.4           Adequacy of Information. Each Rollover Stockholder represents and warrants that he, she or it has received and read the Disclosure Memorandum and has had opportunities to discuss with HoldCo the disclosure set forth therein and the transaction contemplated hereby. Each Rollover Stockholder further represents and warrants that he, she or it has access to adequate information regarding the terms this Agreement, the scope and effect of the general release set forth herein, and all other matters encompassed by this Section 5, to make an informed and knowledgeable decision with regard to the agreements set forth in this Section 5. Each Rollover Stockholder further represents and warrants that he, she or it has not relied upon the Company, HoldCo or any of the Investors, their respective subsidiaries or any other Releasees in deciding to agree to this Section 5 and has instead made his, her or its own independent analysis and decision to agree to this Section 5.

5.5           Sufficiency of Consideration. Each Rollover Stockholder acknowledges and agrees that the Rollover Consideration and the covenants contained herein provide good and sufficient consideration for every promise, duty, release, obligation, agreement and right contained in this Section 5.

Section 6                General

6.1           Further Actions; Consent. From and after the date of this Agreement, each of the parties shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement and the Major Stockholder Agreement.

6.2           Attorney’s Fees. In the event of any dispute between Holdco and a Rollover Stockholder hereunder, the substantially prevailing party shall be entitled to recover reasonable attorneys fees from the other party.

6.3           Legend. The following legend shall be typed on each certificate evidencing the shares of Company Common Stock and held at any time by the Rollover Stockholders:

THE ISSUER WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD OR TRANSFERRED EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR (II) AN APPLICABLE EXEMPTION FROM REGISTRATION THEREUNDER OR UNDER APPLICABLE STATE SECURITIES LAWS.

6.4.          Governing Law. This Agreement is to be deemed to be a contract made under, and is to be construed in accordance with, the laws of the State of New York.

6.5.          Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and shall become a binding Agreement when the counterparts have been signed by each of the parties to this Agreement and delivered to the other parties.

6.6.          Notices. Any notice or demand which is required or provided to be given under this Agreement shall be deemed to have been sufficiently given and received for all purposes when delivered in writing by hand, telecopy, telex or other method of facsimile, or five days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested, or two days after being sent by overnight delivery providing receipt of delivery, to the following addresses:

if to HoldCo:

OLF Acquisition Corp.

c/o TA Associates, Inc.

125 High Street, Suite 2500

Facsimile: (617) 574-6728

Attention: Jonathan W. Meeks

If to the Rollover Stockholders:

At such Rollover Stockholder’s address for notice appearing on the signature pages hereto or at any other address designated by a party to the other parties hereto in writing

6.5.          Headings. The article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

6.6.          Entire Agreement. This Agreement, including the exhibits and other documents and instruments referred to herein embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties hereto with respect to such subject matter.

6.7.          Severability. If any one or more provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

6.8           Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by HoldCo (or its successor) and each of the Rollover Stockholders; provided that the terms and provisions of this Agreement may be modified or amended with respect to any individual Rollover Stockholder by written agreement executed by HoldCo (or its successor) and such Rollover Stockholder.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK — SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Contribution and Exchange Agreement as of the date first above written.

HOLDCO:

OLF ACQUISITION CORP.

By:	/s/ Jonathan Meeks
Name: Jonathan Meeks
Title: President, Treasurer and Secretary

[Signature Page to Contribution and Exchange Agreement]

ROLLOVER STOCKHOLDERS:

/s/ Robert Kalish
Robert Kalish

10 Heathcote Drive
Albertson, NY 11507

/s/ Kevin Hesselbirg
Kevin Hesselbirg

15 Heather Drive
Kings Park, NY 11754

/s/ Kenneth Knowles
Kenneth Knowles

16 Klaffky Court
Huntington, NY 11743

/s/ Jonathan Stochel
Jonathan Stochel

61 Floral Drive West
Plainview, NY 11803

/s/ Mike Gallagher
Mike Gallagher

503 Corbin Place
West Islip, NY 11795

[Signature Page to Contribution and Exchange Agreement]

/s/ Richard Grossi
Richard Grossi

749 Truman Avenue
East Meadow, NY 11554

/s/ Gary Koche
Gary Koche

65 Centershore Road
Centerport, NY 11721

/s/ Jim Leeds
Jim Leeds

4 Mayfield Road, Tunbridge Wells
Kent, ENGLAND TN4 8ES

/s/ Rich Gold
Rich Gold

79 Dykeman Rd.
Carmel, NY 10512

/s/ Randal Parsons
Randal Parsons

17 Capi Lane
Port Washington, NY 11050

[Signature Page to Contribution and Exchange Agreement]

/s/ Philip Wang
Philip Wang

9 Fairmount Street
Huntington, NY 11743

/s/ Jean Claude Riss
Jean Claude Riss

Little Field, Church Road, West Peckham
Kent, ENGLAND ME18 5JL

/s/ Wolfgang Ferse
Wolfgang Ferse

Platanenalle 13, 15366 Neuenhagen
GERMANY

/s/ John D’Aleo
John D’Aleo

120 West 21st Street, Apt. 707
New York, NY 10011

/s/ Matthew Frye
Matthew Frye

14406 Rocksprings Ridge
Cypress, TX 77429

[Signature Page to Contribution and Exchange Agreement]

/s/ Tara Neumann
Tara Neumann

101 West End Avenue, #21E
New York, NY 10023

/s/ Martin Taylor
Martin Taylor

38 Coldstream Road, The Village, Caterham
Surrey, ENGLAND CR3 5ZB

/s/ Ian Comley
Ian Comley

8 Kennet Street, Wapping
London, ENGLAND ElW 2JA

[Signature Page to Contribution and Exchange Agreement]

SONG GOLDEN DRAGON LIMITED
PARTNERSHIP

By:	/s/ Yunho Song
Name:	Yunho Song
Title:	General Partner

50 Rose Square
London, ENGLAND SW36RS

YUNHO SONG AND SUZANNE SONG
TR UA 9/22/00

By:	/s/ Yunho Song
Name:	Yunho Song
Title:	Trustee

50 Rose Square
London, ENGLAND SW36RS

FUNG FAMILY TRUST

By:	/s/ Yunho Song
Name:	Yunho Song
Title:	Trustee

50 Rose Square
London, ENGLAND SW36RS

[Signature Page to Contribution and Exchange Agreement]

EXHIBIT A-1

Rollover Stockholder	Rollover Shares	Rollover Consideration	Stock Options

Robert Kalish	487,500	$2,695,875	162,500

EXHIBIT A-2

Rollover Stockholder	Rollover Shares	Rollover Consideration	Stock Options

Kevin Hesselbirg	150,750	$833,648	50,250

EXHIBIT A-3

Rollover Stockholder	Rollover Shares	Rollover Consideration	Stock Options

Kenneth Knowles	159,750	$883,418	53,250

EXHIBIT A-4

Rollover Stockholder	Rollover Shares	Rollover Consideration	Stock Options

Jonathan Stochel	160,500	$887,565	53,500

EXHIBIT A-5

Rollover Stockholder	Rollover Shares	Rollover Consideration	Stock Options

Mike Gallagher	153,000	$846,090	51,000

EXHIBIT A-6

Rollover Stockholder	Rollover Shares	Rollover Consideration	Stock Options

Gary Koche	164,672	$910,636	54,891

EXHIBIT A-7

Rollover Stockholder	Rollover Shares	Rollover Consideration	Stock Options

Richard Grossi	18,000	$99,540	6,000

EXHIBIT A-8

Rollover Stockholder	Rollover Shares	Rollover Consideration	Stock Options

Jim Leeds	36,422	$201,414	12,141

EXHIBIT A-9

Rollover Stockholder	Rollover Shares	Rollover Consideration	Stock Options

Rich Gold	157,500	$870,975	52,500

EXHIBIT A-10

Rollover Stockholder	Rollover Shares	Rollover Consideration	Stock Options

Randal Parsons	2,081	$11,508	694

EXHIBIT A-11

Rollover Stockholder	Rollover Shares	Rollover Consideration	Stock Options

Philip Wang	12,938	$71,547	4,313

EXHIBIT A-12

Rollover Stockholder	Rollover Shares	Rollover Consideration	Stock Options

Jean Claude Riss	90,000	$497,700	30,000

EXHIBIT A-13

Rollover Stockholder	Rollover Shares	Rollover Consideration	Stock Options

Wolfgang Ferse	11,250	$62,213	3,750

EXHIBIT A-14

Rollover Stockholder	Rollover Shares	Rollover Consideration	Stock Options

John D’Aleo	35,250	$194,933	11,750

EXHIBIT A-15

Rollover Stockholder	Rollover Shares	Rollover Consideration	Stock Options

Matthew Frye	18,750	$103,688	6,250

EXHIBIT A-16

Rollover Stockholder	Rollover Shares	Rollover Consideration	Stock Options

Tara Neuman	155,250	$858,533	51,750

EXHIBIT A-17

Rollover Stockholder	Rollover Shares	Rollover Consideration	Stock Options

Martin Taylor	16,275	$90,001	5,425

EXHIBIT A-18

Rollover Stockholder	Rollover Shares	Rollover Consideration	Stock Options

Ian Comley	15,563	$86,063	5,188

EXHIBIT A-19

Rollover Stockholder	Rollover Shares	Rollover Consideration	Stock Options

Song Golden Dragon Limited Partnership	900,000	$4,997,000	0

EXHIBIT A-20

Rollover Stockholder	Rollover Shares	Rollover Consideration	Stock Options

Yunho Song and Suzanne Song, TR US 9/22/06	125,000	$691,250	0

EXHIBIT A-21

Rollover Stockholder	Rollover Shares	Rollover Consideration	Stock Options

Fung Family Trust	674,000	$3,727,220	0